Exhibit 10.4

AMENDMENT TO LETTER AGREEMENT

This Amendment (this “Amendment”), dated as of November 22, 2022, by and among Tailwind Acquisition Corp., a Delaware corporation (the “Company”), Tailwind Sponsor LLC, a Delaware limited liability company (“Sponsor”), and each of the undersigned (each, an “Insider” and, collectively, the “Insiders”) is to that certain Letter Agreement, dated as of September 3, 2020 (the “Letter Agreement”), by and among the Company, the Sponsor and the Insiders. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Letter Agreement.

RECITALS

WHEREAS, on August 5, 2022, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) with Compass Merger Sub, Inc., a Delaware corporation, and Nuburu, Inc., a Delaware corporation (“Nuburu”);

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may be amended only by an agreement in writing signed by the Company, the Sponsor and the Insiders; and

WHEREAS, each of the Company, the Sponsor and the Insiders desire to amend, and do hereby amend, the Letter Agreement as set forth in this Amendment to be effective as of immediately following the consummation of the business combination pursuant to the Business Combination Agreement (the “Effective Time”).

NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Sponsor and the Insiders, intending to be legally bound, hereby agree as follows:

1.	Timing of Effectiveness of Amendment. This Amendment is subject to and conditioned upon the occurrence of the Effective Time and shall be effective only as of immediately following the Effective Time.

2.	Amendments to the Letter Agreement.

(a)            The following definition is amended and replaced in its entirety in Section 1 of the Letter Agreement:

“(ii) “Founder Shares” shall mean, (x) prior to the occurrence of the Business Combination with Nuburu, the 8,625,500 shares of Class B Common Stock of the Company, par value $0.0001 per share, outstanding prior to the consummation of the Public Offering and (y) on and after the occurrence of the Business Combination with Nuburu, (A) the shares referred to in clause (x) of this definition, (B) the shares of New SPAC Common Stock (as defined in the Business Combination Agreement, “New SPAC Common Stock”) into which the shares referred to in clause (x) of this definition will automatically convert in connection with the Business Combination with Nuburu and (C) any shares of New SPAC Series A Preferred Stock (as defined in the Business Combination Agreement) to which the Sponsor or the Insiders may be entitled to receive by virtue of the Preferred Stock Issuance (as defined in the Business Combination Agreement).

(b)            The following definition is added to Section 1 of the Letter Agreement:

“(ix)“Sponsor Loan” shall mean that certain indebtedness incurred or to be incurred by the SPAC up to an aggregate principal amount of $750,000 in connection with the SPAC shareholder approval of the amendment to the SPAC’s certificate of incorporation to extend the date by which the SPAC has to consummate a business combination, in the form of one or more non-interest bearing, unsecured promissory notes issued by the SPAC to the Sponsor.”

(x) “Sponsor Debt” shall mean indebtedness incurred or to be incurred by the Sponsor to make the Sponsor Loan.”

(c)            Sections 5(a) and (c) of the Letter Agreement are hereby amended and restated in their entirety as follows:

“5.             Lock-up: Transfer Restrictions.

(a)            The Sponsor and the Insiders agree that they shall not Transfer any Founder Shares (the “Founder Shares Lock-up”) (i) if the completion of an initial Business Combination occurs prior to March 30, 2023, until the earliest of (A) nine (9) months following the completion of an initial Business Combination and (B) September 30, 2023 and (ii) if the completion of an initial Business Combination occurs on or after March 30, 2023, until six (6) months following the completion of an initial Business Combination.

(c)            Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Common Stock underlying the Private Placement Warrants are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) solely with respect to the shares of New SPAC Series A Preferred Stock (as defined in the Business Combination Agreement) to which the Sponsor or the Insiders may be entitled to receive by virtue of the Preferred Stock Issuance (as defined in the Business Combination Agreement) or New SPAC Common Stock issued or issuable upon conversion thereof, to the extent (i) the proceeds from any such Transfer do not exceed, when combined with any proceeds from any Transfers contemplated by (ii) below, the lesser of (x) $1,500,000 and (y) an amount equal to two (2) multiplied by the aggregate outstanding amount of the Sponsor Loan outstanding prior to the closing of a Business Combination, in the aggregate and are used by the Sponsor to repay the Sponsor Debt or (ii) any such Transfer (not to exceed, when combined with any proceeds from any Transfers contemplated by (i) above, the lesser of (x) $1,500,000 and (y) an amount equal to two (2) multiplied by the aggregate amount of the Sponsor Loan outstanding prior to the closing of a Business Combination, in the aggregate) itself constitutes repayment of the Sponsor Debt pursuant to the terms thereof; (c) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;(e) in the case of an individual, pursuant to a qualified domestic relations order; (f) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Class A Common Stock, as applicable, were originally purchased; (g) by virtue of the laws of Delaware or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (h) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (i) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (j) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Stockholders having the right to exchange their Common Stock for cash, securities or other property subsequent to the completion of an initial Business Combination; provided, however, that in the case of clauses (a) and (c) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.”

3.	References to the Letter Agreement. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Letter Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” or words of like import referring to the Letter Agreement shall refer to the Letter Agreement as amended by this Amendment. Except as specifically set forth above, the Letter Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed. Upon the execution and delivery of this Amendment by the parties hereto, (a) this Amendment shall become effective immediately following the Effective Time, and (b) this Amendment shall be incorporated in, and become a part of, the Letter Agreement as set forth herein for all purposes of the Letter Agreement.

4.	Other Miscellaneous Provisions. Sections 14, 15 and 16 of the Letter Agreement shall apply to this Amendment as if set forth herein, mutatis mutandis.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

SPONSOR:

TAILWIND SPONSOR LLC

By:	/s/ Philip Krim
Name: Philip Krim
Title: Manager

COMPANY:

TAILWIND ACQUISITION CORP.

By:	/s/ Chris Hollod
Name: Chris Hollod
Title: Chief Executive Officer

[Signature Page to Amendment to Letter Agreement]

Insiders:

/s/ Philip Krim
Philip Krim

/s/ Chris Hollod
Chris Hollod

/s/ Matt Eby
Matt Eby

/s/ Alan Sheriff
Alan Sheriff

/s/ Wisdom Lu
Wisdom Lu

/s/ Neha Parikh
Neha Parikh

/s/ Will Quist
Will Quist

[Signature Page to Amendment to Letter Agreement]